Exhibit 10.31

AMENDMENT NO. 2 TO THE ADDENDUM TO INVENTORY FINANCING AGREEMENT

AND THE BUSINESS FINANCING AGREEMENT, THE INVENTORY FINANCING

AGREEMENT AND THE BUSINESS FINANCING AGREEMENT

This Amendment No. 2 to the Addendum to the Inventory Financing Agreement and the Business Financing Agreement and to the Inventory Financing Agreement and the Business Financing Agreement (this “Agreement”) is entered into and effective as of August 10th, 2011, and is by and between fusionstorm, a Delaware corporation (“Dealer”), and GE Commercial Distribution Finance Corporation (“CDF”).

Recitals:

A.	Dealer and CDF are party to the Business Financing Agreement dated as of September 30, 2009 (as amended, modified, restated or replaced from time to time, from time to time, the “BFA”), the Agreement for Wholesale Financing dated as of September 30, 2009 (as amended, modified, restated or replaced from time to time, from time to time, the “IFA”), and the Addendum to Inventory Financing Agreement and Business Financing Agreement dated as of September 30, 2009 (as amended, modified, restated or replaced from time to time, from time to time, the “Addendum”, together with all addenda thereto, as amended, modified, restated or replaced from time to time, from time to time (collectively, the “Loan Agreement”).

B.	Dealer and CDF are also party to that certain Forbearance Agreement dated as of August 26, 2010, as amended, modified, restated or replaced from time to time, from time to time (collectively, the “Forbearance Agreement”).

C.	CDF and Dealer have agreed to the provisions set forth herein on the terms and conditions contained herein.

Agreement

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is acknowledged, Dealer and CDF hereby agree as follows:

1. Definitions. All references to the “Agreement” or the “Loan Agreement” in the Loan Agreement and references to the “Loan Agreement” in this Agreement shall be deemed to be references to the Loan Agreement as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time. Capitalized terms used and not otherwise defined herein or unless otherwise expressly stated herein have the meanings given them in the Loan Agreement.

2. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above, but only if this Agreement has been executed by Dealer and CDF, and only if all of the documents listed on Exhibit A to this Agreement have been delivered on the date hereof (unless otherwise noted) and, as applicable, executed, sealed, attested, acknowledged, certified, or authenticated, each in form and substance satisfactory to CDF, and the Consent and Amendment Fee (as defined on Exhibit A) shall have been paid to CDF in full in cash or same day funds. Once paid, the Consent and Amendment Fee shall be fully earned and nonrefundable under any circumstances. Dealer hereby authorizes CDF to make a loan under the Accounts Receivable Facility to pay the Consent and Amendment Fee.

3. Waiver. The Dealer is currently in Default due to the existence of the Current Defaults (as such terms is defined in the Forbearance Agreement) as well as the failure to timely deliver financial statements for the period ending April 30, 2011, and May 30, 2011, and for the fiscal quarter ending December 31, 2010, March 31, 2011 and June 30, 2011, breach of Section 5 of the Addendum (together with the Current Defaults (as defined in the Forbearance Agreement), collectively, the “Specified Defaults”). The Specified Defaults entitle CDF to all of its remedies under the Loan Agreement, the Other Agreements and at law and equity.

Dealer has requested that CDF waive each of the Specified Defaults. Subject to the terms and conditions of this Agreement, CDF hereby waives each of the Specified Defaults.

The waivers contained in this Section 3 are specific in intent and are valid only for the specific purpose for which they are given. Nothing contained herein obligates CDF to agree to any additional waivers of any provisions of the Loan Agreement or the Other Agreements. The waivers contained in this Section 3 are waivers of only the Specified Defaults, and shall not operate as waivers of CDF’s right to exercise remedies resulting from (i) any other existing and/or continuing Default whether or not of a similar nature and whether or not CDF is actually aware of any such existing and/or continuing Default, or (ii) any future Defaults, whether or not of a similar nature and whether or not known to CDF.

4. Consent. The Dealer has formed or will form three subsidiaries, Fusionstorm International Inc., a corporation formed under the laws of the State of Delaware, FusionStorm Netherlands Cooperative, an entity formed under the laws of the Netherlands, and Fusionstorm Netherlands B.V., an entity formed under the laws of the Netherlands (collectively, the “New Subsidiaries”). Dealer intends to capitalize the New Subsidiaries with up to $2,000,000.00 in the aggregate in fixed assets and up to $500,000 in the aggregate in cash (the “Asset Transfer”). The creation of the New Subsidiaries is not permitted by Sections 5.2.2(iii) and 5.2.2(xiii) of the BFA, and Section 6(c)(3) of the IFA. The Asset Transfer is not permitted by Sections 5.2.2(i), 5.2.2(ii), and 5.2.2(iii), and Sections 6(c)(2) and 6(c)(3) of the IFA.

Dealer has requested that CDF consent to the creation of the New Subsidiaries and the Asset Transfer. Upon the effectiveness of this Agreement, CDF consents to the creation of the New Subsidiaries and (ii) to the Asset Transfer.

The Consents contained in this Section 4 are specific in intent and are valid only for the specific purpose for which they are given. Nothing contained herein obligates CDF to agree to any additional consents of any provisions of the Loan Agreement or the Other Agreements. The Consents contained in this Section 4 are waivers are only for the matters specified herein.

5. Amendments.

5.1. Interest Rate. The first sentence of Section 2.1.1 of the BFA is deleted and replaced with the following:

“Dealer agrees to pay interest to CDF on the Daily Contract Balance at a rate equal to the Libor Rate plus four and seventy five one hundredths percent (4.75%) per annum.”

5.2. Deletion of Definition. The definition of “Eligible Cisco VIP Rebates” in Section 1.1 of the BFA is hereby deleted.

5.3. Available Credit. The first paragraph of Section 3.2 of the BFA is deleted and replaced with the following:

“3.2 Available Credit; Paydown. On receipt of each Schedule, CDF will credit Dealer with such amount as CDF may deem advisable, up to the remainder of eighty percent (80%) of the net amount of eligible Accounts listed in such Schedule minus the sum of (y) the amount of Dealer’s SPP Deficit (as defined below) under Dealer’s Inventory Financing Agreement (the ‘IFA’) with CDF, as in effect from time to time, and (z) a reserve amount equal to the Reimbursement Obligation (as defined below) (the amount determined under this subsection (z) being referred to as the “Reserve Amount”), but in no event will CDF credit Dealer with more than Dealer’s maximum Accounts Receivable Facility from time to time established by CDF (the ‘Available Credit’). Dealer will provide to CDF with the delivery by Dealer to CDF of Dealer’s monthly financial statements or more frequently upon CDF’s request, in form and substance acceptable to CDF, a monthly copy of the Cisco Partner Program Intelligence (PPI) - Program Summary for the most recently ended month which shows the actual CSAT scores, number of actual responses and bookings and such other information as may be reasonably requested by CDF.

Dealer’s ‘SPP Deficit’ shall mean the amount, if any, by which Dealer’s total current outstanding indebtedness to CDF under the IFA as of the date of the Inventory Report (as defined below) exceeds the Inventory Value (as defined below) as determined by, and as of the date of, the Inventory Report. Such SPP Deficit, if any, will remain in effect for purposes of this Agreement until the preparation and delivery by Dealer to CDF of a new Inventory Report. Dealer Will forward to CDF by the 10th day of every month an Inventory Report dated as of the last day of the prior month which specifies the total aggregate wholesale invoice price of all of Dealer’s inventory financed by CDF under the IFA that is unsold and in Dealer’s possession and control as of the date of the Inventory Report.

The term ‘Inventory Value’ is defined herein to mean one hundred percent (100%) of the total aggregate wholesale invoice price of all of Dealer’s inventory financed by CDF under the BFA that is unsold and in Dealer’s possession and control as of the date of the Inventory Report and to the extent that CDF has a first priority, fully perfected security interest therein.

If, for any reason, Dealer’s outstanding loans under Dealer’s Accounts Receivable Facility shall at any time exceed Dealer’s Available Credit, Dealer will immediately repay to CDF the amount of such excess.

Furthermore, as an amendment to the IFA, in the event Dealer’s SPP Deficit exceeds at any time (a) eighty percent (80%) of the net amount of eligible Accounts minus (b) Dealer’s outstanding loans under Dealers Accounts Receivable Facility, and minus (c) the Reserve Amount, Dealer will immediately pay to CDF, as a reduction of Dealer’s total current outstanding indebtedness to CDF under the IFA, such excess.

No advances or loans need be made by CDF if Dealer is in Default.”

5.4. Ineligible Accounts. Clause (g) of the first sentence of Section 3.3 of the BFA is deleted and replaced with the following:

“(g) Accounts for which the obligor is not a commercial or institutional entity or is not a resident of the United States or Canada, provided, however, with respect to Accounts owing to Dealer from Apple Inc.’s (“Apple”) subsidiaries with the Dealer-identified account debtor numbers of 122849 (Apple Parent), 106056 (Apple Inc. Retail), 121175 (Apple Inc. : APPLE (GE CDF)), 122638 (Apple Inc. : Apple – Corp), 122639 (Apple Inc. : Apple—Retail), and 122850 (Apple Inc. Corporate) (collectively, the “Apple Subsidiary Accounts”), only with respect to the Apple Subsidiary Accounts, subject to all other eligibility criteria contained herein, up to $1,500,000 in the aggregate of such Accounts owing to Dealer by subsidiaries of Apple identified by the Apple Subsidiary Accounts;”

6. Guaranties; No Assets. Within sixty (60) days from the date hereof, Dealer covenants and agrees to provide or cause to be provided by each New Subsidiary an unlimited unconditional guaranty of all of the Obligations, together with secretary’s (or equivalent) certificates certifying formation documents, incumbency and resolutions, with each such guaranty and secretary’s (or equivalent) certificates to be in form and substance satisfactory to CDF. Dealer further covenants and agrees that at no time shall (i) Fusionstorm International Inc. own any assets of any kind or nature (other than the capital securities of one of other New Subsidiaries), and Fusionstorm International Inc. shall at no time engage in any operations, incur any liabilities, grant to any Person, other than CDF a lien or security interest on any of its assets (including, the capital securities owned by it in any other entity), or employ any personnel, and (ii) either FusionStorm Netherlands Cooperative, an entity formed under the laws of the Netherlands, and Fusionstorm Netherlands B.V., an entity formed under the laws of the Netherlands grant to any Person, other than CDF a lien or security interest on any of its assets (including, the capital securities owned by it in any other entity),. Dealer acknowledges that a breach of any of the covenants and agreements contained in this Section 6 shall be an immediate Default under the Loan Agreements.

7. Discretionary Nature of Facilities; NO COMMITMENT. Nothing contained herein modifies in any respect the discretionary nature of the Accounts Receivable Facility or the inventory floorplan credit facility, and Dealer acknowledges and agrees that the Accounts Receivable Facility and the inventory floorplan credit facility, and all other extensions of credit by CDF under the Loan Agreement and the Other Agreements, are discretionary and funding thereunder shall be in the sole and absolute discretion of CDF, and that CDF has no commitment of any kind or nature to extend credit or advance or lend funds to Dealer.

8. General Representations and Warranties of Dealer. Dealer hereby represents and warrants to CDF that (i) Dealer’s execution of this Agreement has been duly authorized by all requisite action of Dealer, (ii) no consents are necessary from any third parties for Dealer’s execution, delivery or performance of this Agreement, (iii) this Agreement, the Loan Agreement, and each of the Other Agreements, constitute the legal, valid and binding obligations of Dealer enforceable against Dealer in accordance with their terms, except to the extent that the enforceability thereof against Dealer may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) all of the representations and warranties contained in the Loan Agreement and the Other Agreements are true and correct with the same force and effect as if made on and as of the date of this Agreement, (v) after giving effect to this Agreement, there is no Default, and (vi) the execution, delivery and performance of this Agreement by Dealer does not violate, contravene, or conflict with any statute, rule, regulation, agreement or instrument or order binding upon Dealer.

9. Reaffirmation; No Claims. Dealer hereby represents, warrants, acknowledges and confirms that (i) the Loan Agreement and the Other Agreements remain in full force and effect, (ii) Dealer has no defenses to its obligations under the Loan Agreement and the Other Agreements, (iii) the security interests granted by Dealer in favor of CDF under the Loan Agreement and the Other Agreements are hereby reaffirmed, secure all the Obligations, continue in full force and effect, and have the same priority as before this Agreement, and (iv) Dealer has no claim against CDF arising from or in connection with the Loan Agreement or the Other Agreement and any such claim is hereby irrevocably waived, released and discharged forever. Until the Obligations are paid in full in good funds and all obligations and liabilities of Dealer under this Agreement, the Loan Agreement and the Other Agreement are performed and paid in full in good funds, Dealer agrees and covenants that it is bound by the covenants and agreements set forth in the Loan Agreement, the Other Agreement and in this Agreement. Dealer hereby ratifies and confirms the Obligations. All of the Obligations are due and owing from Dealer to CDF without setoff, deduction or counterclaim of any kind or nature.

10. Payment of Fees and Expenses. Dealer shall promptly pay to CDF an amount equal to all reasonable attorneys’ fees and legal expenses and other costs and expenses incurred by CDF in connection with the preparation, negotiation, execution, delivery and recording of this Agreement, and any further documentation which may be required in connection herewith.

11. RELEASE. AS A MATERIAL PART OF THE CONSIDERATION FOR CDF ENTERING INTO THIS AGREEMENT, DEALER FOR ITSELF AND ITS OFFICERS, DIRECTORS, MEMBERS, EMPLOYEES, AGENTS, SUCCESSORS, ADMINISTRATORS, ASSIGNS, AND TRUSTEES (COLLECTIVELY “RELEASOR”) HEREBY FOREVER RELEASES, FOREVER WAIVES AND FOREVER DISCHARGES CDF AND EACH OF CDF’S PREDECESSORS, SUCCESSORS, ASSIGNS, OFFICERS, MANAGERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, ATTORNEYS, REPRESENTATIVES, PARENT CORPORATIONS, SUBSIDIARIES, AND AFFILIATES (HEREINAFTER ALL OF THE ABOVE COLLECTIVELY REFERRED TO AS “LENDER GROUP”), FROM ANY AND ALL CLAIMS, COUNTERCLAIMS, DEMANDS, DAMAGES, DEBTS, AGREEMENTS, COVENANTS, SUITS, CONTRACTS, OBLIGATIONS, LIABILITIES, ACCOUNTS, OFFSETS, RIGHTS, ACTIONS, AND CAUSES OF ACTION OF ANY NATURE “WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION FOR CONTRIBUTION AND INDEMNITY, WHETHER ARISING AT LAW OR IN EQUITY, AND WHETHER ARISING UNDER, ARISING IN CONNECTION WITH, OR ARISING FROM, THIS AGREEMENT, THE LOAN AGREEMENT AND THE OTHER AGREEMENTS OR OTHERWISE, WHETHER KNOWN OR UNKNOWN, WHETHER LIABILITY BE DIRECT OR INDIRECT, LIQUIDATED OR UNLIQUIDATED, WHETHER ABSOLUTE OR CONTINGENT, FORESEEN OR UNFORESEEN, AND WHETHER OR NOT HERETOFORE ASSERTED, IN EACH CASE, TO THE EXTENT EXISTING, ACCRUED OR ARISING ON OR PRIOR TO THE DATE HEREOF, INCLUDING, WITHOUT LIMITATION, WHETHER ARISING OUT OF OR RELATED TO THE LOAN AGREEMENT, OR THE OTHER AGREEMENTS, WHICH RELEASOR MAY HAVE OR CLAIM TO HAVE AGAINST ANY OF THE LENDER GROUP.

12. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Illinois without giving effect to choice or conflicts of law principles thereunder.

13. Patriot Act. CDF hereby notifies the Dealer and each Guarantor that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (as amended from time to time (including any successor statute) and together with all rules promulgated thereunder, collectively, the “Act”), it is required to obtain, verify and record information that identifies the Dealer and any Guarantor, which information includes the name and address of the Dealer and any Guarantor and other information that will allow CDF to identify the Dealer and each Guarantor in accordance with the Act.

14. Section Titles. The section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement.

15. Counterparts; Facsimile Transmissions. This Agreement may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, Signatures to this Agreement may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

16. Binding Arbitration. This Agreement is subject to the binding arbitration provisions contained in the Loan Agreement and the Other Agreements applicable to the parties hereto.

17. Incorporation By Reference. CDF and Dealer hereby agree that all of the terms of the Loan Agreement and the Other Agreements are incorporated in and made a part of this Agreement by this reference.

18. Notice—Oral Commitments Not Enforceable.

Nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Agreement and the Other Agreements:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATE TO THE LOAN AGREEMENT OR THE OTHER AGREEMENTS. TO PROTECT COMPANY (DEALER/BORROWER) AND CDF (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THE COMPANY (DEALER/BORROWER) AND CDF REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

19. Statutory Notice-Insurance. Nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Agreement and the Other Agreements:

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE

COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

FUSIONSTORM, a Delaware corporation, as Dealer

By:	/s/ Michael J. Soja
Name:	Michael J. Soja
Title:	V.P. and CFO

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION, as CDF

By:	/s/ David J. Wolterink
Name:	David J. Wolterink
Title:	SNR. PORTFOLIO MGR